Exhibit 10.2

Board of Director Compensation Fee Structure

Board Fees.

Each director shall receive the following annual fee:

1.	Retainer – $40,000

2.	Lead director – $20,000 supplement

Equity Compensation.

Each director shall receive the following equity grants:

1.	Non-qualified stock option grant – 10,000 shares (post-split)

2.	Deferred compensation incentive match – 15% of the Board retainer deferred

Committee Fees.

Each member of the following committees shall receive the following annual fees:

1.	Audit Committee – $9,000 per year, with supplement of $20,000 for the Committee chair

2.	Other Committees – $4,000 per year for each Committee, with supplement of $5,000 for the Compensation Committee chair

Meeting Fees.

Each director shall receive the following fees for each meeting attended:

1.	Board meetings – $2,000 per meeting if in person or $500 if by phone conference

2.	Committee meetings – $1,500 per meeting if in person or $500 if by phone conference

3.	Committee meeting supplements – if committee meeting lasts over 2 hours, increase of meeting fee to $2,500 ($3,000 for Committee Chairs) if in person or to $1,000 if by phone conference

Effective Dates.

1.	Audit Committee retainer, increase from $4,000 to $9,000, effective as of January 1, 2004

2.	Lead director supplemental retainer, effective November 1, 2004

3.	Audit Committee chair supplemental retainer, increase from $5,000 to $20,000, effective November 1, 2004